Exhibit 99.1

Execution Version

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated February 20, 2015, is entered into by and between Makaira Partners, LLC (“Makaira”), Thomas M. Bancroft III (“Mr. Bancroft”) and Wesco Aircraft Holdings, Inc. (the “Company”).

WHEREAS, Makaira currently beneficially owns 7,322,212 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), which represents approximately 7.5% of the issued and outstanding shares of Common Stock.

WHEREAS, Mr. Bancroft currently beneficially owns (including the shares beneficially owned by Makaira) 7,386,845 shares of Common Stock, which represents approximately 7.6% of the issued and outstanding shares of Common Stock.

WHEREAS, Mr. Bancroft is currently the Managing Member, Portfolio Manager and Chief Investment Officer of Makaira.

WHEREAS, the Company’s Board of Directors (the “Board”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) have considered the qualifications of Mr. Bancroft and conducted such review as they have deemed appropriate.

WHEREAS, subject to entry into this Agreement by Makaira and Mr. Bancroft, the Board has determined that it is in the best interests of the Company to appoint Mr. Bancroft to the Board.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Board Nomination.

(a)                                 The Company hereby confirms that, contemporaneously with the execution of this Agreement, the Board is appointing Mr. Bancroft to serve as a director of the Company and that, under such appointment, Mr. Bancroft will be a Class III Director whose term expires at the Company’s 2017 annual meeting of stockholders.

(b)                                 Makaira agrees to provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time with respect to Makaira and Mr. Bancroft.

(c)                                  Mr. Bancroft acknowledges that he has received copies of the Company’s Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Policy and Section 16 Policy and Corporate Governance Guidelines (the “Policies”).

(d)                                 If: (i) Makaira ceases to beneficially own at least 5.0% of the Company’s outstanding Common Stock, unless (A) Makaira’s beneficial ownership of the Company’s outstanding stock falls below 5.0% of the Company’s outstanding Common Stock, but not below

4.5% of the Company’s outstanding Common Stock, as a result of the termination of any investment account managed by Makaira at the option of the owner of such managed investment account and (B) not later than the expiration of the first trading period declared by the Company after the occurrence of the event described in clause (A) during which Makaira would be permitted to purchase the Company’s outstanding Common Stock on the open market under the Policies without Makaira, Mr. Bancroft and their respective Affiliates violating the Policies, Makaira acquires beneficial ownership of an additional number of shares of Common Stock sufficient to cause Makaira to beneficially own at least 5.0% of the Company’s outstanding Common Stock; (ii) Mr. Bancroft fails to (A) meet all director independence and other standards of the Company, the New York Stock Exchange and the Securities and Exchange Commission (“SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10A-3; and (B) be qualified to serve as a director under the Delaware General Corporation Law (the “DGCL”) (clauses (A) and (B), the “Conditions”); (iii) Makaira or Mr. Bancroft otherwise ceases, in any material respect, to comply or breaches any of the terms of this Agreement; (iv) Mr. Bancroft ceases to, directly or indirectly, control Makaira, or (v) Mr. Bancroft fails, in any material respect, to (X) comply with any policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s Code of Business Conduct and Ethics, Insider Trading Policy, Stock Ownership Policy and Section 16 Policy and Corporate Governance Guidelines, or (Y) (except as permitted by Section 7 below) preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company, then, if requested by the Board, Mr. Bancroft shall, and Makaira agrees to cause Mr. Bancroft to, resign from the Board within five (5) business days after receipt of such request. The percentage threshold set forth in this Section 1(d) above shall not be deemed unsatisfied to the extent a failure to maintain the specified ownership thresholds is the result of share issuances or other Company actions that increase the number of outstanding shares of Common Stock. Makaira will promptly advise the Nominating Committee if it becomes actually aware that Mr. Bancroft has ceased to satisfy any of the Conditions, but the Company acknowledges and agrees that neither Makaira nor Mr. Bancroft shall have any liability for any failure by Mr. Bancroft to satisfy any of the Conditions.

2.                                      Standstill.

(a)                                 Each of Makaira and Mr. Bancroft, severally and not jointly, agrees (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including Mr. Bancroft) that, during the Covered Period (as defined below), it or he shall not, and shall cause each of its or his Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (collectively and individually, the “Makaira Affiliates,” provided that no portfolio company of Makaira or any Makaira Affiliate that otherwise would be deemed to be a Makaira Affiliate shall be deemed a Makaira Affiliate so long as such portfolio company (A) has not discussed the taking by such portfolio company of any of the actions set forth in this subsection (a) with the Makaira Group or Mr. Bancroft, (B) has not received from Makaira, Mr. Bancroft or another Makaira Affiliate confidential information concerning the Company or its business, and (C) is not acting at the request of, in coordination with or on behalf of Makaira or Mr. Bancroft) not to, directly or indirectly, in any manner, alone or in concert with others:

(i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act) (other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting) or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii) form, join, encourage, influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Makaira Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in Makaira or Mr. Bancroft (together with the Makaira Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in more than 15% in the aggregate of the shares of Common Stock outstanding at such time; provided, that, nothing herein will require Common Stock to be sold to the extent (and, for the avoidance of doubt, Makaira or Mr. Bancroft shall not be deemed to be in breach of this Agreement if) Makaira, Mr. Bancroft  and the other Makaira Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or other Company actions that (X) reduces the number of outstanding shares of Common Stock or (Y) increases the amount of Common Stock beneficially owned by Makaira or any of its Makaira Affiliates (including due to equity issuances by the Company to Mr. Bancroft in connection with services on the Board);

(iv) sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by Makaira or any Makaira Affiliate to (A) any principal competitor of the Company or any affiliate of any principal competitor of the Company or (B) any person or entity not a (I) party to this Agreement, (II) member of the Board, (III) officer of the Company or (IV) Makaira Affiliate (any person or entity not set forth in clauses (I)-(IV) shall be referred to as a “Third Party”), that would knowingly result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time, except, in either case, in a transaction approved by the Board; provided that this paragraph shall not apply to sales and other transactions conducted on the open market where Makaira does not have the ability to cause shares of Common Stock to be sold to specific counterparties;

(v) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any  tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this paragraph shall not preclude (A) the tender by Makaira or a Makaira Affiliate of any securities of the Company into any tender or exchange offer or vote by Makaira or a Makaira Affiliate of any securities of the Company with respect to any Extraordinary Transaction or (B) participation of Mr. Bancroft in discussions or deliberations by the Board of, or voting by Mr. Bancroft as a director of the Company on or with respect to, any such offer, proposal or transaction made or proposed by any unaffiliated third party;

(vi) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(vii) (A) call or seek to call any meeting of stockholders, including by written consent, (B) seek representation, on or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the Board, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, or (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(viii) take any action (other than any action (not involving any public statement or announcement) taken by Mr. Bancroft solely in his capacity as a director of the Company consistent with his fiduciary duties as a director of the Company) in support of or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(ix) knowingly and intentionally disparage, in any material respect, the Company or Affiliates thereof, any of its current or former officers or directors (provided that non-public statements by Mr. Bancroft in connection with Board discussions and deliberations shall in no event constitute a violation of this this clause (ix));

(x) make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(xi) enter into any substantive discussions, negotiations, agreements, or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; or

(xii) request, directly or indirectly, any amendment or waiver of the foregoing.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit Makaira or its directors, officers, employees, agents or representatives (acting in such capacity) (“Representatives”) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

(b) During the Covered Period, Makaira shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any Makaira Affiliate, to be present for quorum purposes and to be voted, at each annual or special meeting of the Company’s stockholders and at any adjournments or postponements thereof, and further agrees to vote such shares in favor of (i) all directors nominated by the Board for election at any such meeting and (ii) in accordance with the Board’s recommendation with respect to any proposals for the election of directors that may be the subject of stockholder action at any such meeting.  For the avoidance of doubt, Makaira shall not be required to vote such shares pursuant to this Section 2(b) in connection with any Extraordinary Transaction or other matter (other than with respect to the election of directors).

(c) Each of Makaira and Mr. Bancroft, severally and not jointly, acknowledges that it or he understands that Mr. Bancroft will have all of the rights and obligations, including fiduciary duties to the Company and its stockholders, of a director under applicable law and the Company’s organizational documents while Mr. Bancroft is serving on the Board. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 2 shall limit (and, for the avoidance of doubt, neither Makaira nor Mr. Bancroft shall be deemed to be in breach of this Agreement as a result of) any actions that may be taken by Mr. Bancroft (not involving any public statement or announcement) acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company.

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3.                                      Representations of the Company. The Company represents and warrants to Makaira as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

4.                                      Representations of Makaira and Mr. Bancroft. Makaira represents and warrants to the Company as follows: (a) Makaira has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by Makaira, constitutes a valid and binding obligation and agreement of Makaira and is enforceable against Makaira in accordance with its terms; and (c) as of the date hereof, Makaira, together with the Makaira Affiliates, beneficially owns, directly or indirectly, an aggregate of 7,386,845 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by Makaira and the Makaira Affiliates or in which Makaira or the Makaira Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise.  Mr. Bancroft represents and warrants to the Company as follows: (a) Mr. Bancroft has the power and capacity to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by Mr. Bancroft, constitutes a valid and binding obligation and agreement of Mr. Bancroft and is enforceable against Mr. Bancroft in accordance with its terms.

5.                                      Termination.

(a) This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the later of (i) the first date following appointment of Mr. Bancroft to the Board on which Mr. Bancroft ceases to serve as a member of the Board and (ii) the date which is the 60th day following the Company’s 2017 annual meeting of stockholders; provided that the Covered Period shall end automatically if Mr. Bancroft ceases to be a member of the Board (other than due to his resignation or due to Section 1(d) above).

(b) The provisions of this Section 5 and Section 7 through Section 16 shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

6.                                      Public Announcement and SEC Filing.

(a) The Company shall file promptly a Form 8-K reporting entry into this Agreement (the “Form 8-K”) and appending or incorporating by reference this Agreement as an exhibit thereto.

(b) Makaira shall promptly, but in no case prior to the date that is the earlier of (x) the date of filing of the Form 8-K by the Company pursuant to Section 6(a) hereof or (y) ninth calendar day after the date hereof, file with the SEC a Schedule 13D with respect to the Company, reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder. None of Makaira, Mr. Bancroft nor the Makaira Affiliates shall, and Makaira shall cause the Makaira Affiliates not to, (i) issue a press release in connection with this Agreement or the actions contemplated hereby or (ii) otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby, other than as mutually agreed to by the Company and Makaira; provided that nothing in the foregoing shall prohibit any of Makaira, the Makaira Affiliates or Mr. Bancroft from taking any action, including making any filing with the SEC or any other governmental authority, that Makaira or Mr. Bancroft reasonably believes in good faith is required by applicable law (it being understood that Makaira and Mr. Bancroft will be filling a Schedule 13D reporting entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto).

(c) The Company shall promptly issue a press release in connection with this Agreement and in the form attached hereto as Exhibit A, which is expressly agreed to by Makaira and Mr. Bancroft.

7.                                      Confidentiality Agreement.

(a)                                 Each of Makaira and Mr. Bancroft (each, a “Covered Person” and, together, the “Covered Persons”), severally and not jointly, agrees to treat any and all information regarding the Company and its respective businesses that is disclosed or provided by or on behalf of the Company to any Covered Person (regardless of when or the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) (collectively, “Confidential Information”), in accordance with the provisions of this Section 7, and to take or abstain from taking the other actions set forth in this Section 7.  Each Covered Person hereby agrees that such Covered Person will (i) keep the Confidential Information strictly confidential, safeguarding the Confidential Information in the same manner and with the same level of care that it or he uses to safeguard and/or handle its or his own confidential and proprietary information, and not disclose any of it except as permitted below, and (ii) not use any of the Confidential Information in relation to any action described in Section 2 of this Agreement; provided, however, that (x) a Covered Person may disclose Confidential Information to its or his Representatives who are informed by such Covered Person of the confidential nature of such information and agree to comply with this Section 7, and (y) each Covered Person will be responsible for any violation of this Section 7 by its or his Representatives as if they were parties hereto and will take all reasonable measures (including but not limited to court proceedings) to restrain its or his Representatives from prohibited or unauthorized disclosure or use of the Confidential Information.

(b)                                 The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by any Covered Person or its or his Representatives in violation of this Section 7, (ii) was within or came into the possession any Covered Person or its or his Representatives from a source other than another Covered Person or the Company or one of its Representatives, or (iii) was independently developed by a Covered Person without reference to or use of any of the Confidential Information; provided, that in the case of (ii) above, the source of such information was not believed by such Covered Person, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with the Company or any other duty or obligation of confidentiality to the Company with respect to such information at the time the same was disclosed.

(c)                                  If any Covered Person is requested or required by any court or regulatory authority or otherwise required by applicable law or legal process (including pursuant to any subpoena) to disclose any of the Confidential Information, such Covered Person will use its reasonable best efforts to (i) promptly notify the Company (to the extent permitted under applicable law) in writing by facsimile and certified mail, (ii) promptly provide (to the extent permitted under applicable law) the Company with a list of any Confidential Information such Covered Person intend to disclose and (iii) at all times cooperate with the Company (to the extent permitted under applicable law), at the Company’s request and expense, to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or narrow the scope of such requested or required disclosure and to obtain confidential treatment of any information which could be disclosed. If, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefor is made by any Covered Person, any Covered Person is required by any court or regulatory authority or otherwise required by applicable law or legal process (including pursuant to any subpoena) to disclose Confidential Information, such Covered Person will disclose only that portion of the Confidential Information which such Covered Person believes in good faith is legally required and use its or his reasonable best efforts to obtain assurances, at the Company’s request and expense, that confidential treatment will be accorded to such Confidential Information. In no event will any Covered Person oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information. In the event that any Covered Person shall have complied in all material respects with the provisions of this paragraph, such Covered Person shall have no liability hereunder for the disclosure of that Confidential Information which it is required by applicable law to be so disclosed.  Notwithstanding the foregoing, no Covered Person shall be subject to the foregoing provisions of this Section 7(c) in the context of requests for information from any governmental authority or self-regulatory organization with regulatory jurisdiction over any such person and that such Covered Person believes in good faith is related to the regulation of such Covered Person or any of its or his Affiliates and not targeted at the Company.

(d)                                 At any time upon the written request of the Company for any reason, each Covered Person will promptly deliver to the Company or destroy all Confidential Information (and all copies thereof) furnished to such Covered Person by or on behalf of the Company; provided, however, that in the event any Covered Person elects to destroy, rather than deliver to the Company, such Confidential Information, such Covered Person shall provide the Company with a certificate of an officer of Makaira certifying such destruction. Notwithstanding the foregoing, any Covered Person (i) may retain a copy of the Confidential Information in order to comply with applicable law, regulation or professional standards, or to comply with a bona fide document retention policy, and (ii) to the extent that Confidential Information is retained in standard archival or computer back-up system in the ordinary course of business, such retained Confidential Information shall not be required to be destroyed, provided, that, such retained Confidential Information shall remain subject  to the terms of this Section 7 for so long as retained by any Covered Person. Notwithstanding the return or destruction of Confidential Information, each Covered Person will continue to be bound by the confidentiality and other obligations set forth in this Section 7.

8.             Compensation. The Company informs Makaira that Mr. Bancroft will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate. The Company agrees that it will seek board or appropriate committee approval of any stock-based awards made to Mr. Bancroft so that the grant of such awards shall be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder.

9.             Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware and to require the resignation of Mr. Bancroft from the Board in accordance with Section 1(d) of this Agreement, provided, that, such breach has not been cured prior to the expiration of such 10-day period, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 12 of this Agreement or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.  For the avoidance of doubt, Makaira and Mr. Bancroft shall not be jointly and severally liable for the respective breaches (if any) by either of them of this Agreement (it being understood that the Company shall have recourse only against the specific party who committed such breach but that actions taken by Mr. Bancroft in his capacity as an officer, employee or agent of Makaira may be imputed on to Makaira).

10.          Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

11.          Entire Agreement; Amendment. This Agreement  contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12.          Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection:

If to the Company:	Wesco Aircraft Holdings, Inc.
24911 Avenue Stanford
Valencia, CA 91355
Attention: General Counsel

If to Makaira or Mr. Bancroft:	Makaira Partners LLC
7776 Ivanhoe Avenue
Suite 250
La Jolla, CA 92037
Attention: Thomas Bancroft

13.          Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14.          Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

15.          No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

16.          Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

Wesco Aircraft Holdings, Inc.

By:	/s/ John Holland
Name:	John Holland
Title:	Executive Vice President and Chief Legal Officer

[Signature Page to Cooperation Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

Makaira Partners, LLC

By:	/s/ Thomas M. Bancroft III
Name:	Thomas M. Bancroft III
Title:	Managing Member

/s/ Thomas M. Bancroft III
Thomas M. Bancroft III

[Signature Page to Cooperation Agreement]